UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 10, 2008

ACE LIMITED

(Exact name of registrant as specified in its charter)

Cayman Islands	1-11778	98-0091805
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

17 Woodbourne Avenue

Hamilton HM 08 Bermuda

(Address of principal executive offices)

Registrant’s telephone number, including area code: (441) 295-5200

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

Shareholders Approve Resolutions to Facilitate ACE Re-Domestication. At the Company’s annual general meeting on July 10, 2008, the Company’s shareholders approved the proposals (i) to amend the Company’s Memorandum of Association and Articles of Association to permit the de-registration of the Company from the Cayman Islands, (ii) to amend the Company’s Articles of Association to require the Company to prepare and provide to shareholders not less than annually an unconsolidated balance sheet of the Company valuing the Company’s investment in its subsidiaries on a “mark-to market” basis, (iii) to change the par value of the Company’s Ordinary Shares, as further described in the Company’s proxy statement/prospectus dated May 30, 2008, as filed with the Securities and Exchange Commission pursuant to Rule 424(b)(3) on May 30, 2008 (the “Proxy Statement/ Prospectus”), and (iv) to approve the de-registration of the Company from the Cayman Islands and the Company’s continuation to Zurich, Switzerland. The Company’s annual general meeting was then adjourned until Monday, July 14, 2008, at 8 a.m. Atlantic time, as contemplated in the Proxy Statement/ Prospectus.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ACE LIMITED

	By:	/s/ ROBERT F. CUSUMANO
Robert F. Cusumano
General Counsel

DATE: July 10, 2008